UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 11, 2024

MEDICAL PROPERTIES TRUST, INC.
MPT OPERATING PARTNERSHIP, L.P.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559
Commission File Number 333-177186

Maryland Delaware	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(205) 969-3755

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.
As previously disclosed in the Current Report on Form
8-K
furnished by Medical Properties Trust, Inc. (together with its affiliates, the “Company”) with the SEC on May 9, 2024, Steward Health Care System LLC (together with its affiliates, “Steward”) filed a voluntary petition for relief, under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas on May 6, 2024. At June 30, 2024, the Company had $2.8 billion of investments in affiliates of Steward, consisting of 28 healthcare facilities leased under an Amended and Restated Master Lease, dated August 27, 2021 (as subsequently amended from time to time, “Master Lease I”) and $0.4 billion of working capital and other loans.
On September 11, 2024, the Bankruptcy Court approved on an interim basis a global settlement among the Company, Steward and various of Steward’s creditor groups, pursuant to which Master Lease I was deemed terminated and management of 15 leased hospitals was transitioned by Steward to new interim managers designated by the Company, effective as of September 11, 2024. The settlement terms provide for the parties to use their commercially reasonable efforts to effect the conveyance or other transfer of the operations of the hospitals to permanent new operators (which we expect will be the same as the new interim managers) designated by the Company by October 1, 2024. The new operators have assumed responsibility for the costs of operating the relevant hospitals (including payroll and related benefits), on a go-forward
basis, with the Company agreeing to provide aggregate loans of up to approximately $80 million, secured by accounts receivable, to the new operators of the 15 transitional hospitals. These loans are expected to be repaid upon the respective new operators’ completion of asset-backed working capital loans with third party lenders. The weighted average initial term of the new leases in place is approximately 18 years, and all leases include a minimum annual escalator. To expedite the re-tenanting
process and minimize disruptions to patient care, cash rent payments will not be due for the remainder of 2024 for all 15 properties.
The agreed transfer of operations described above does not include Steward’s (i) Melbourne Regional Medical Center, Rockledge Regional Medical Center and Sebastian River Medical Center (collectively, the “Space Coast Facilities”), which are expected to be sold to a third party with a majority of proceeds to be retained by Steward, and (ii) Norwood Hospital, Coral Gables Hospital North, Northside Regional Medical Center, Wadley Regional Medical Center New Development, Texas Vista Medical Center, St. Luke’s Medical Center, Ogden Underdeveloped Land and St. Luke’s Behavioral Facility, for each of which Steward will convey or abandon its interests to MPT on an
“as-is,
where is” basis (after removing any hazardous materials, medical records and medical equipment).
The interim settlement agreement is expected to receive final approval from the Bankruptcy Court on September 17, 2024; however, the transfers are still subject to approval by relevant state and local regulators. As part of the settlement, upon completion of the transfers to the new operators and satisfaction of certain other conditions, each of the Company and Steward have agreed, subject to specified exceptions, to the mutual release of claims against each other, including payment by Steward of any accrued or future rent under its master leases with the Company and accrued or future payments of principal and interest on outstanding loans from the Company. Steward’s secured lenders also forfeited their right to cause the Company to purchase up to $60 million of bridge loans made to Steward during the first quarter of 2024.
Subject to completion of the agreed transactions and specified exceptions, the settlement agreement represents the end of the Company’s business relationship with Steward, and the termination of all investments by the Company in Steward and its affiliates.

Item 2.06.	Material Impairments.
The disclosure set forth above under Item 1.02 of this Current Report on Form
8-K
is hereby incorporated herein by reference. As the Co
mpa
ny previously reported in its Annual Report on Form
10-K
for the year ended December 31, 2023, the
Company
moved to the cash basis of accounting for all its leases and loans with Steward effective December 31, 2023, due to the ongoing operational and liquidity challenges faced by Steward. This resulted in the reserving of all unpaid rent and interest receivables, and the reversal of previously recognized straight-line rent receivables. The Company also recorded impairment charges on certain real estate assets and on the Company’s 9.9% equity interest in Steward, for a total of approximately $714 million in impairment and other charges in 2023. During the quarter ended March 31, 2024, the Company recorded approximately $470 million of additional impairment charges that fully reserved for the remaining value of its 9.9% equity investment in Steward and the $362 million loan due from affiliates of Steward, along with the accrual for property taxes and other obligations not paid by Steward under its master leases. During the quarter ended June 30, 2024, the Company recognized additional impairment charges of $490 million, of which $410 million related to the Company’s Macquarie joint venture, bringing the Company’s equity interest in this joint venture to zero. As a result of the Company’s global settlement with Steward and reciprocal release of claims, as described above, the Company expects to record an additional impairment of approximately $430 million in the 2024 third quarter, consisting of the working capital loan and other secured loans advanced to Steward by the Company in 2024, along with a real estate impairment charge on the Space Coast Facilities between $100 million and $200 million, based on any proceeds the Company may receive upon sale of such facilities. In addition, the Company expects to recognize amortization expense of approximately $120 million in the 2024 third quarter to fully amortize the intangibles associated with the master lease that was terminated effective September 11, 2024.
As of June 30, 2024, the Company had approximately $2.1 billion (excluding the Space Coast
Facilities
) in real estate leased to Steward that is expected to be
re-leased
or sold as part of the global settlement process as described above. The Company routinely evaluates its real estate and other investments for indications of impairment and no assurances can be given that the Company will not have additional impairments in the 2024 third quarter or future periods, particularly with respect to the vacant properties previously leased to Steward. In addition, the Company may need to record additional impairment charges in the 2024 third quarter for property taxes or other obligations not paid by Steward under the master leases prior to termination.
Safe Harbor Disclosure
This Current Report on
Form 8-K includes
forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, future expansion and development activities, asset sales and other liquidity transactions, expected returns on investments and expected financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that the outcome and terms of the bankruptcy restructuring of Steward will not be consistent with those anticipated by the Company; (ii) risks associated with the expected re-tenanting
of Steward facilities and any related regulatory approvals; (iii) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; and (iv) such other risk as discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form
10-K
and our Form
10-Q,
and as may be updated in our other filings with the SEC. The Company disclaims any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits
.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.
Date: September 17, 2024